Exhibit 3.2

Exhibit 3.2 to Form 10-K/A

BOWL AMERICA CORPORATION

BY - LAWS

ARTICLE I

OFFICERS

Section 1. The principal office shall be in the City of Baltimore, State of Maryland.

Section 2. The corporation may also have offices at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

Section 1. All meetings of stockholders shall be held at the office of the corporation in the City of Washington, District of Columbia, except in cases in which some other place is designated in the notice of the meeting or in the consent to the holding thereof executed by the stockholders.

Section 2. Annual meetings of stockholders, commencing with the year 1959, shall be held on the third Tuesday in October in each year if not a legal holiday, and if a legal holiday then on the next secular day following, at 2:00 p.m., at which they shall elect a board of directors and may transact any business within the powers of the corporation. Any business of the corporation may be transacted at the annual meeting without being especially designated in the notice, except such business as is specifically required by statute to be stated in the notice.

Section 3. At any time in the interval between annual meetings special meetings of the stockholders may be called by the board of directors, or by the president, a vice-president, the secretary, or an assistant secretary.

Section 4. Special meetings of stockholders shall be called by the secretary upon the written request of the holders of shares entitled to not less than twenty-five per cent, of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs the secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such a meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

Section 5. Not less than ten nor more than ninety days before the date of every stockholders’ meeting, the secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post-office address as it appears on the records of the corporation, with postage thereon prepaid.

Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under the statute or under the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting unless more than a majority of the votes cast is required by the statute or by the charter.

Section 9. Each stockholder shall have one vote for each share of stock having voting power standing in his name on the books of the corporation on the date of the meeting, except where the books of the corporation shall have been fixed as a record date for the determination of stockholders entitled to vote at the meeting, but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

Section 10. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the corporation.

ARTICLE III

DIRECTORS

Section 1. The number of directors of the corporation shall be three (3). By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by these by-laws may be increased or decreased from time to time to not exceeding ten nor less than three, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the board shall consist of the persons named as such in the charter. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors by plurality vote to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders in the corporation.

Section 2. Any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors. A director elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

Section 3. The business and affairs of the corporation shall be managed by its board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these by-laws conferred upon or reserved to the stockholders.

Section 4. At any meeting of stockholders, duly called at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

Section 5. The directors may keep the books of the corporation at such place or places as they may determine.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6. Meetings of the board of directors, regular or special, may be held at any place in or out of the State of Maryland as the board may from time to time determine.

Section 7. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meetings shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all the directors.

Section 8. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors.

Section 9. Special meetings of the board of directors may be called at any time by the board of directors or the executive committee, if on e be constituted, by vote at a meeting, or by the president or by a majority of the directors or a majority of the members of the executive committee in writing with or without a meeting. Special meetings may be held at such place or places within or without Maryland as may be designated from time to time by board of directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

Section 10. Notice of the place and time of every special meeting of the board of directors shall be served on each director or sent to him by telegraph or by mail, or by leaving the same at his residence or usual place of business at least two (2) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post-office address as it appears on the records of the corporation, with postage therein prepaid.

Section 11. At all meetings of the board a majority of the entire board of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by statute, the articles of incorporation or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may be a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

COMMITTEES OF DIRECTORS

Section 13. The board of directors may appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to such committees, in the intervals between meetings of the board of directors, any or all of the powers of the board of directors in the management of the business and affairs of the corporation, except the power to declare dividends, to issue stock or to recommend to stockholders any action requiring stockholders’ approval. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to set in the place of such absent members.

Section 14. The committees shall keep minutes of their proceedings and shall report the same to the board of directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.

COMPENSATION OF DIRECTORS

Section 15. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance if any, may be allowed to directors for attendance at each regular or special meeting of the board of directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICES

Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. In the case of stockholders’ meetings the notice may be left at the stockholders residence or usual place of business. Notice to directors may also be given by telegram.

Section 2. Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under the provisions of the statute or under the provisions of the charter or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The president shall be selected from among the directors. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices, except those of president and vice-president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the charter or these by-laws to be executed, acknowledged or verified by two or more officers.

Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president from among the directors and shall choose one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

THE PRESIDENT

Section 6. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

Section 7. He shall execute in the corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

VICE-PRESIDENTS

Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and , when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the corporation. Each certificate shall be signed by the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal.

Section 2. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation which the same effect as if the officer had not ceased to be such officer as of the date of its issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited to its dividends, or as to its share of the assets upon liquidation, or is redeemable, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. A summary of such information included in a registration statement permitted to become effective under the Federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for the purposes thereof. No certificates shall be issued for any share of stock until such share is full paid.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

TRANSFERS OF STOCK

Section 4. Upon surrender to the corporation or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate and record the transaction upon its backs.

CLOSING OF TRANSFER STOCKS

Section 5. The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than forty days, and in case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the statute and of the articles of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3. The president or a vice-president or the treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting and shall be filed within twenty days thereafter at the principal office of the corporation in the State of Maryland.

CHECKS

Section 4. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

FISCAL YEAR

Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

STOCK LEDGER

Section 7. The corporation shall maintain at its office in the City of Washington, District of Columbia, an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder.

ARTICLE VIII

AMENDMENTS

Section 1. The board of directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any by-laws of the corporation and to make new by-laws, except that the board of directors shall not alter or repeal any by-laws made by the stockholders.

Section 2. The stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any by-laws of the corporation and to make new by-laws.

NORTH AMERICA BOWLING, INCORPORATED

* * * * *

BY-LAWS

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AMENDMENT DATED MARCH 17, 1959

ARTICLE II

MEETING OF STOCKHOLDERS

Section 2. Annual meetings of stockholders, commencing with the year 1959, shall be held on the first Tuesday in December in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m., at which they shall elect a board of directors and may transact any business within the powers of the corporation. Any business of the corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice.

ARTICLE IX

INDEMNIFICATION OF OFFICERS

AND DIRECTORS

The corporation shall indemnify any and all of its directors or officers or form directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-law, agreement, vote of stockholders, or otherwise. No contract or other transaction between the corporation and one or more directors, or between the corporation and any corporation, firm or association in which one or more of its directors are directors or are financially interested, shall be either void or voidable by reason of the fact that such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves such contract or transaction, or that his or their votes are counted for such purpose if (a) the fact of such common directorship or financial interest be disclosed or known to the Board of Directors or committee and noted in the minutes, and the Board or committee authorize, approve or ratify such contract or transaction in good faith by a vote sufficient for such purpose without counting the vote or votes of such director or directors; or (b) the fact of such common directorship or financial interest be disclosed or known to the shareholders and they approve or ratify such contract or transaction in good faith by a majority vote or written consent of shareholders entitled to vote; or (c) the contract or transaction be just and reasonable as to the corporation at the time it was authorized or approved. Such common or interested directors may be counted in determining the presence of a quorum at such meeting.

AMENDMENT DATED NOVEMBER 28, 1961

ARTICLE III

DIRECTORS

Section 1. The number of directors of the corporation shall be six (6). By vote of a majority of the entire board of directors, the number of directors fixed by the charter or by these by-laws may be increased or decreased from time to time to not exceeding ten or less than three, but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the board shall consist of the persons named as such in the charter. At the first annual meeting thereafter, the stockholders shall elect directors by plurality vote to hold office until the next annual meeting or until their successors are elected and qualify. Directors need not be stockholders in the corporation.

AMENDMENT DATED AUGUST 17, 1971

The first sentence of Article III, Section 1 of the Amendment dated November 28, 1961, is hereby amended to read as follows:

     Section 1. The number of directors of the Corporation shall be seven (7).

AMENDMENT DATED AUGUST 15, 1972

The first sentence of Article III, Section 1 of the Amendment dated November 28, 1961, is hereby amended to read as follows:

     Section 1. The number of directors of the Corporation shall be eight (8).

AMENDMENT DATED AUGUST 6, 1974

The first sentence of Article III, Section 1 of the Amendment dated November 28, 1961, is hereby amended to read as follows:

     Section 1. The number of directors of the Corporation shall be nine (9).

AMENDMENT DATED OCTOBER 4, 1978

The first sentence of Article III, Section 1 of the Amendment dated November 28, 1961, is hereby amended to read as follows:

     Section 1. The number of directors of the Corporation shall be eight (8).

AMENDMENTS DATED DECEMBER 4, 1984

ARTICLE II, Section 9 is amended and restated as follows:

Section 9. Except as otherwise specified in the Articles of Incorporation, each stockholder shall have one vote for each share of stock having voting power standing in his name on the books of the corporation on the date of the meeting, except where the books of the corporation shall have been closed against transfers of stock or a date shall have been fixed as a record date for the determination of stockholders entitled to vote at the meeting; but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. A stockholder may vote the shares owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

ARTICLE III, Section 2. is amended and restated as follows:

Section 2. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors of the Company’s Class A Common Stock voting as a separate class to elect 25% of the entire Board of Directors, so long as (a) any class of the Company’s stock is listed on a national securities exchange and (b) the rules of that exchange require that special voting rule; in connection with applying that special voting rule, any fraction shall be rounded to the next higher whole number. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.